UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Jerry Turin resigned as the Company’s chief financial officer, effective on November 8, 2013. In connection with such resignation, Mr. Turin and the Company entered into a Separation Agreement on November 7, 2013, under which Mr. Turin is entitled to (i) a cash payment equal to $245,893, and outplacement assistance, subject to Mr. Turin executing a release under the terms of the Separation Agreement, (ii) any prior period bonus which had been previously approved but not previously paid and (iii) the amount of any accrued base salary and/or vacation pay to the date of termination to the extent not previously paid. In addition, 95,400 shares of restricted stock previously granted to Mr. Turin which had not vested in accordance with their terms by Mr. Turin’s termination date became fully vested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: November 13, 2013	By:	/s/ Mike Fernicola
Mike Fernicola
Principal Accounting Officer